UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective as of August 18, 2022, Precigen, Inc., a Virginia corporation (the “Company”), and its wholly-owned subsidiary, Trans Ova Genetics, L.C., an Iowa limited liability company (“Trans Ova”), completed the previously announced sale of 100% of the issued and outstanding membership interests of Trans Ova to Spring Bidco LLC, a Delaware limited liability company (“Buyer”), pursuant to the terms of that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated July 1, 2022, by and among the Company, Trans Ova and Buyer.

At the closing (the “Closing”) of the transaction contemplated by the Purchase Agreement (the “Transaction”), 100% of the issued and outstanding membership interests of Trans Ova were acquired by Buyer and, pursuant to the terms of the Purchase Agreement, Buyer paid an aggregate purchase price of $170 million, which resulted in net proceeds to the Company of approximately $169.5 million after giving effect to closing purchase price adjustments. The purchase price is subject to certain other adjustments post-Closing under the Purchase Agreement. In addition, pursuant to the Purchase Agreement, the Company is eligible to receive from the Buyer up to $10 million in cash in earn-out payments over two years.

In connection with the Transaction, the Company will hold a total of $200 million, comprising the purchase price and certain additional funds, in a segregated account and will use such funds for certain permitted purposes, including resolution of the Company’s outstanding convertible bonds.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 5, 2022 and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 22, 2022, the Company issued a press release announcing the Closing of the Transaction. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company intends to file the unaudited pro forma consolidated financial information of the Company (giving effect to the Transaction) as of and for the three months and six months ended June 30, 2022 and for the year ended December 31, 2021 as required by Item 9.01(b) under cover of a Form 8-K/A no later than four business days after the Closing.

(d) Exhibits.

Exhibit No.	Description
2.1

Membership Interest Purchase Agreement dated July 1, 2022 by and among Precigen, Inc., Trans Ova Genetics, L.C. and Spring Bidco LLC* (incorporated by reference to Exhibit 2.1 to Precigen’s Form 8-K filed with the SEC on July 5, 2022)

99.1	Press Release of Precigen Inc., dated as of August 22, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

* Schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules, annexes and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: August 22, 2022